ASSIGNMENT AGREEMENT

 (Assignment of Amended and Restated Tennis Operating Agreement)


     This Agreement relates to the Assignment of the Amended and Restated Tennis Operating Agreement ("Agreement") is made as of this 9TH day of January, 1996, but effective January 1, 1996, by and between KAPALUA LAND COMPANY, LTD., a Hawaii corporation, ("Operator") and NI HAWAII RESORT, INC., a Hawaii corporation, ("Owner").

     WHEREAS, Owner has entered into that certain Amended and Restated Tennis Operating Agreement ("Tennis Agreement") dated effective January 1, 1996, with Operator to manage and operate the Tennis Center;

     WHEREAS, Operator and Owner desire to enter into an agreement to supersede and/or modify the terms and conditions of the Tennis Agreement.

     NOW THEREFORE, it is agreed to by and between Owner and Operator that, so long as Owner or its Affiliate (as defined in the Tennis Agreement) is the Owner of the Ritz-Carlton Kapalua Hotel, certain terms and provisions of the Tennis Agreement shall be superseded and/or modified in the following respects:

     1. The first sentence of Section 11.1 shall be superseded and modified as follows:

     "Any transfer or assignment by Owner of its rights and obligations under this Agreement shall be subject to the terms of Section 11.7 of that certain Amended and Restated Hotel Ground Lease dated effective January 1, 1996 (the "Ground Lease"), as modified by that certain Agreement with NI Hawaii Resort, Inc. dated January 9, 1996. Any such transfer or assignment shall be effected only after Owner has completed and provided Kapalua Land Company, Ltd. with rights similar to the rights of Maui Land & Pineapple Company, Inc. which are set forth in Section 11.7(d) of the Ground Lease."

     2. As between Operator and its assigns and successors, and Owner, the provisions set forth in this Agreement shall control in the event of any conflict between the provisions of this Agreement and the Tennis Agreement.

     Except as superseded and/or modified hereby, all other terms and provisions of the Tennis Agreement shall continue in full force and effect. This Agreement shall immediately and automatically terminate, without need for further action, at such time as Owner or its Affiliates is no longer the Owner of the Ritz-Carlton Kapalua Hotel.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

     KAPALUA LAND COMPANY, INC.,   NI HAWAII RESORT, INC.,
     a Hawaii corporation                    a Hawaii corporation


     By   /S/ DON YOUNG                 By  /S/ TORU OKUYAMA

         Its  PRESIDENT                     Its